Exhibit 10.1

Execution Version

Amendment No. 1 to

Cooperation Agreement

This Amendment No. 1 to Cooperation Agreement (this “Amendment”) by and between GenOn Energy, Inc. (“GenOn”) and NRG Energy, Inc. (“NRG”) shall be deemed effective as of March 8, 2018 (the “Effective Date”). Each of GenOn and NRG is sometimes referred to herein as a “Party” and together as the “Parties”).

WHEREAS, the Parties have entered into that certain Cooperation Agreement dated as of December 14, 2017 (the “Existing Agreement”); and

WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Definitions. Capitalized terms used but not defined in this Amendment shall have their respective meanings ascribed to them in the Existing Agreement.

2.              Amendments to the Existing Agreement.

(i)                                     Defined Terms. The following defined terms will be added to the Existing Agreement, alphabetically where appropriate.

“Canal 1&2 Closing” has the meaning set forth in Section 2.4.

“Canal 1&2 Purchase Agreement” has the meaning set forth in Section 2.1(b).

“Canal 3 Bidder” means a potential purchaser of Canal 3 or NRG Canal 3 Development LLC who is also actively engaged in negotiations with GenOn with respect to the purchase of Canal 1 and 2 or NRG Canal LLC.

“Canal 3 Closing” has the meaning set forth in Section 2.4.

“Canal 3 Purchase Agreement” means a purchase agreement for the purchase and sale of Canal 3 or NRG Canal 3 Development LLC by and between the Canal 3 Bidder and NRG.

“Canal 3 Purchase Agreement Closing” has the meaning set forth in Section 2.4.

“Option Reimbursement” has the meaning set forth in Section 2.4.

“Updated Canal 3 Development Schedule” has the meaning set forth in Section 2.1(b).

(ii)                                  Removal of the Definition of Canal 3 Development Schedule. The defined term and corresponding definition of “Canal 3 Development Schedule” is hereby deleted in its entirety and each use of the term “Canal 3 Development Schedule” in Section 2.1(b) shall be replaced with the following:

“Updated Canal 3 Development Schedule”

(iii)                               Section 2.1(b). The words “which shall expire at 11:59 PM EPT on March 31, 2018” in the first sentence of such Section shall be replaced with the following:

“which shall expire on the date that is the earlier of (x) the later of (i) 20 days after the execution by GenOn and a third party purchaser of a purchase agreement for the purchase and sale of Canal 1 and 2 (the “Canal 1&2 Purchase Agreement”) and (ii) March 31, 2018, and (y) June 30, 2018 (provided, that the Canal 3 Option will terminate immediately and be of no force and effect if NRG executes the Canal 3 Purchase Agreement with the same Canal 3 Bidder with whom GenOn executed the Canal 1&2 Purchase Agreement)”

(iv)                              Section 2.1(b). The words “the cumulative budgeted amounts reflected on the development schedule previously provided to GenOn (“Canal 3 Development Schedule”)” shall be replaced with the following:

“the cumulative budgeted amounts reflected on the development schedule attached hereto as Exhibit F as amended by the Parties from time to time (“Updated Canal 3 Development Schedule”)”

(v)                                 Section 2.1(b). The following language shall be inserted immediately following the words “the representations and warranties of NRG Gas Development Company, LLC set forth in Section 4 of the form of Assignment of Membership Interests attached hereto as Exhibit C”:

“(as may be amended in accordance with this Agreement)”

(vi)                              Section 2.2(a). The following sentences shall be inserted at the beginning of Section 2.2(a):

“GenOn hereby consents to NRG’s direct negotiation with the Canal 3 Bidder for the Canal 3 Bidder’s direct purchase of the Canal 3 Project or NRG Canal 3 Development LLC from NRG, including the negotiation and execution of any exclusivity agreement between the Canal 3 Bidder and NRG or its affiliates (other than GenOn or its subsidiaries) regarding the negotiation of such purchase. If the Canal 3 Purchase Agreement is not executed by the time the Canal 1&2 Purchase Agreement is executed and the Canal 3 Option is still effective, any changes to the Assignment of Membership Interest proposed by NRG or the Canal 3 Bidder that are acceptable to NRG and GenOn, each in their reasonable discretion, shall be incorporated into the Assignment of Membership Interest attached hereto as Exhibit C and GenOn shall continue to have the right to exercise the Canal 3 Option in accordance with the terms of this Agreement.”

(vii)                           Section 2.2(a). The following language shall directly follow the words “pursuant to delivery of an Assignment of Membership Interests Agreement executed by GenOn, NRG Gas Development Company, LLC, and NRG substantially in the form attached hereto as Exhibit C”:

“(as may be amended in accordance with this Agreement)”

(viii)                        Section 2.4. The following Section shall be added to the Existing Agreement as Section 2.4:

“Section 2.4 Contemporaneous Closings; Reimbursement of Canal 3 Option Payment. It is the intent of the Parties that the closing of the transactions contemplated by the Canal 1&2 Purchase Agreement (the “Canal 1&2 Closing”) occurs contemporaneously with either the (i) closings of the transactions contemplated by the Canal 3 Purchase Agreement “Canal 3 Purchase Agreement Closing” or (ii) the Canal 3 Option Closing (each (i) and (ii), as applicable, the “Canal 3 Closing”), and each of NRG and GenOn agrees to take all further reasonable actions required to effect a contemporaneous Canal 1&2 Closing and Canal 3 Closing. Should GenOn not exercise the Canal 3 Option, NRG will reimburse to GenOn an amount as set forth in the immediately following sentence (the “Option Reimbursement”) upon the first to occur of the following: (i) if NRG and the Canal 3 Bidder entered into the Canal 3 Purchase Agreement prior to the expiration of the Canal 3 Option Period, the Canal 3 Purchase Agreement Closing or (ii) the termination of the Canal 3 Purchase Agreement in accordance with its terms at any time when NRG is in breach of its obligations under the Canal 3 Purchase Agreement and such breach is the primary cause of such termination. If clause (i) of the preceding sentence occurs first, the Option Reimbursement shall equal $13,500,000 of the $15,000,000 payment made by GenOn pursuant to Section 2.1(a), and if clause (ii) of the preceding sentence occurs first, the Option Reimbursement shall equal the $15,000,000 payment made by GenOn pursuant to Section 2.1(a).  In no event shall NRG be required to reimburse or credit the Option Reimbursement on more than one occasion.”

(ix)                              Exhibit F. The Updated Canal 3 Development Schedule attached hereto as Exhibit A shall be added to the Existing Agreement as Exhibit F.

3.              Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or a consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this agreement”, “hereunder”, “hereof”, “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.              Miscellaneous. Sections 4.1 through 4.8 of the Existing Agreement are hereby incorporated by reference as if fully set forth herein, mutatis mutandis.

IN WITNESS WHEREOF, the Parties have executed this Amendment, effective as of the Effective Date.

GENON ENERGY, INC.

By:	/s/ Mark A. McFarland
Name: Mark A. McFarland
Title: President & CEO

NRG ENERGY, INC.

By:	/s/ Brian Curci
Name: Brian Curci
Title: Corporate Secretary

Signature Page to Amendment No. 1 to

Cooperation Agreement

EXHIBIT A

Updated Canal 3 Development Schedule

See attached.